SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2010

TECHTEAM GLOBAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-16284	38-2774613
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

27335 West 11 Mile Road Southfield, Michigan		48033
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number including area code: (248) 357-2866

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 18, 2010, and effective for the 2010 fiscal year, the Board of Directors (“Board”) of TechTeam Global, Inc. (the “Company”) approved a modification of the Company’s Annual Incentive Plan, now known as the Commercial Incentive Plan.  The Commercial Incentive Plan (“Plan”) provides, among other things:

•
Payment of an annual incentive compensation to the Company’s executive officers and other employees in the Company’s commercial business designated by the Company’s Chief Executive Officer (“Participants”).

•	Payment to Participants based upon a target EBITDA (earnings before interest, taxes, depreciation and amortization, “EBITDA Target”) set by the Company’s Board.

•
The ability of the Board to adjust the EBITDA Target based the occurrence of extraordinary events during the year, including, among other things, mergers, acquisitions, divestitures, corporate reorganizations, and any extraordinary or nonrecurring items or charges.

•	Payment to Participants based upon a percentage of the employee’s base annual salary ranging from 15% to 60%.

•	A requirement that the Company achieve at least 75% of its EBITDA Target before any payout is owed under the Plan.

•	Eighty percent of the payment to a Participant is based upon the Company’s attainment of the EBITDA Target, and 20% is based upon the Participant’s individual performance.

•	A bonus pool of 15% of the Company’s EBITDA for the Plan year.

•	The ability of the Company to pay up to 40% of the Participant’s bonus in restricted stock of the Company.

The foregoing summary is qualified in its entirety by reference to the Company’s Plan, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	The following exhibits are included with this report:

Exhibit 10.1	TechTeam Global, Inc. Commercial Incentive Plan, effective for 2010 Fiscal Year

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TECHTEAM GLOBAL, INC.

	By:	/s/ Michael A. Sosin
Michael A. Sosin
Vice President, General Counsel and Secretary

Date: November 5, 2010

EXHIBIT INDEX

Exhibit No.	Description

10.1	TechTeam Global, Inc. Commercial Incentive Plan, effective for 2010 Fiscal Year

E-1